Exhibit 10.8
INTERNATIONAL PAPER COMPANY
INCENTIVE COMPENSATION PLAN
RESTRICTED STOCK AWARD AGREEMENT

The International Paper Company 2009 Incentive Compensation Plan (the “Plan”) provides for the award of restricted shares of common stock of International Paper Company, a New York corporation (the "Company"), under the terms of the Plan. The terms and provisions of the Plan are incorporated by reference herein.

For services performed for the International Paper group of companies by [NAME] (the "Employee"), it is hereby agreed between the Company and the Employee as follows:

1.    Share

The term "Share" or "Stock" as used in this Restricted Stock Award Agreement shall mean a share of common stock, $1.00 par value, of International Paper Company.

2.	Compliance with Law and Regulations

It is the intention of the parties that this Restricted Stock Award Agreement, and any securities issued pursuant to this Restricted Stock Award Agreement, shall comply with all provisions of federal and applicable state securities laws.

3.	Award of Restricted Shares

(a)    Subject to the provisions of the Plan and this Restricted Stock Award Agreement, the Company hereby awards and authorizes the issuance to Employee of [###] Restricted Shares. Such Shares shall be issued with the restriction that the Employee may not sell, transfer, pledge, or assign such Shares until the Shares are earned and the restrictions are removed as described below, and shall be subject to forfeiture and cancellation pursuant to the provisions of the Plan and this Restricted Stock Award Agreement. All dividends paid on Restricted Shares shall be reinvested in additional Restricted Shares (which shall be subject to being earned by the Employee on the same basis as the original Shares). All Restricted Shares awarded under this Restricted Stock Award Agreement, and purchased with reinvested dividends, will be uncertificated shares with notations describing the applicable restrictions of the Plan and this Restricted Stock Award Agreement, and no stock certificates will be issued by the Company or its designated custodian until the restrictions are removed. No award or share under this Plan, and no rights or interest herein, shall be assignable or transferable by the Employee, except at death by will or by the laws of descent and distribution.

(b)    The number of Shares determined by the Committee to have been earned by Employee under the Plan and this Restricted Stock Award Agreement shall be final, conclusive and binding upon all parties, including the Employee, the Company, and its shareholders.

4.	Method of Earning Restricted Share Awards and Removal of Restrictions

The restrictions on this Restricted Share Award will be removed, and the award will vest, pursuant to the following schedule:

[###] shares on [DATE]
[###] shares on [DATE]
[###] shares on [DATE]

(a)    Upon death of the Employee or the Employee's becoming disabled as such condition is determined in the sole discretion of the Committee, if earlier;

(b)    If Employee ceases to be an active employee of the Company prior [INSERT VESTING DATES FROM ABOVE] for any reason other than death or disability, the Restricted Shares with respect to which the restrictions have not then expired or terminated shall be canceled and forfeited unless the Committee determines otherwise pursuant to Section 14.7 of the Plan; or

(c)     Except as may be provided in a Change-in-Control Agreement between the Company and the Employee, upon a change in control of the Company, unless an award meeting the following requirements (the “Replacement Award”) is provided in substitution for this Restricted Share Award:

(i)
it relates to equity securities of the Company or its successor following the change in control or another entity that is affiliated with the Company or its successor following the change in control and such equity securities are publicly traded and registered under the Securities Exchange Act of 1934;

(ii)	it has a value at least equal to the value of this Restricted Share Award as of the date of the change in control as determined by the Committee;

(iii)	it does not contain any performance goals and only vests based on the Employee’s continued service with the Company or its successor following the change in control;

(iv)
its forfeiture provisions, transfer restrictions and any other restrictions lapse based upon the original vesting period of this Restricted Share Award; provided, however, that the restrictions on the Replacement Award will be removed, and the award will vest, if within two years after the effective date of the change in control, the Employee’s employment is terminated without Cause or the Employee resigns for Good Reason; and

(v)
its other terms and conditions are not less favorable to the Employee than the terms and conditions of this Restricted Share Award (including the provisions that would apply in the event of a subsequent change in control).

Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of this Restricted Share Award provided that the preceding requirements of this subsection are satisfied. The determination of whether the requirements of this subsection are satisfied shall be made by the

Committee, as constituted immediately prior to the change in control, in its sole discretion.

5.    Designation of Beneficiary

The Employee may file with the Company a designation of a beneficiary or beneficiaries on a form approved by the Company, which designation may be changed or revoked by the Employee's sole action, provided that the change or revocation is filed with the Company on a form approved by it. In case of the death of the Employee before termination of employment or after disability, any portion of the Employee's award to which the Employee's designated beneficiary or estate is entitled under the Plan and this Restricted Stock Award Agreement shall be paid to the beneficiary or beneficiaries so designated or, if no beneficiary has been designated or survives the Employee, shall be delivered as directed by the executor or administrator of the Employee's estate.

6.    Other Terms and Conditions

(a)    Employee (or his or her estate or beneficiary) shall promptly provide all information related to this Restricted Stock Award Agreement requested by the Company for its tax returns.

(b)    Employee represents that Employee is familiar with the terms and provisions of the Plan, and hereby accepts the Restricted Shares awarded under this Restricted Stock Award Agreement subject to all the terms and provisions of the Plan and this Restricted Stock Award Agreement. Employee hereby agrees to accept as binding, conclusive and final all decisions which are made by the Committee with respect to interpretations of the terms of the Plan or this Restricted Stock Award Agreement and with respect to any questions or disputes arising under the Plan or this Restricted Stock Award Agreement.

(c)    All of the terms and conditions of the Plan and this Restricted Stock Award Agreement shall be binding upon any surviving spouse, beneficiary, executor, administrator, heirs, successors or assigns of Employee.

(d)    Participation in the Plan, and execution of this Restricted Stock Award Agreement, shall not give the Employee any right to a subsequent award, nor any right to continued employment by the Company or its subsidiaries for any period, nor shall the granting of an award or execution of this Restricted Stock Award Agreement give the Company or its subsidiaries any right to continued services of the Employee for any period.

7.    Non-Competition and Non-Solicitation Agreements

Employee shall be required to execute both a Non-Competition Agreement and Non-Solicitation Agreement as a condition to receiving the award of Restricted Shares. The Non-Competition Agreement and Non-Solicitation Agreement entered into between the Company and the Employee shall be attached to this Restricted Stock Award Agreement, and are hereby incorporated by reference to this Restricted Stock Award Agreement.

8.    Applicable Law and Choice of Forum

This Restricted Stock Award Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to its rules of conflict of laws). The parties expressly agree that any appropriate state or federal district court located in the County of Westchester, State of New York shall have exclusive jurisdiction over any and all cases or controversies arising under or in connection with the Restricted Stock award or this Restricted Stock Award Agreement and shall be a proper forum in which to adjudicate such case or controversy. The parties hereby waive any and all defenses to lack of personal jurisdiction with respect to such agreed upon forum.

IN WITNESS WHERE OF, the parties hereby execute this Restricted Stock Award Agreement, effective as of [DATE].

INTERNATIONAL PAPER COMPANY

By:                ___________________________________________________
Title:                 Senior Vice President, Human Resources & Communications

[NAME OF EMPLOYEE]:

Signature of Employee:    ____________________________________